Exhibit 99.1

For Immediate Release

August XX, 2025

Investor Group Acquires 220,000 SPAR Group Shares at 75% Premium

Charlotte, NC – SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR”, “SPAR Group” or the “Company”), a provider of retail and brand services, announced today that an investor group made up of high-net worth individuals that supported the previously terminated Highwire Capital transaction have invested $440,000 in cash to acquire 220,000 Spar shares for $2.00 per share. The transaction was completed by issuing shares of the Company’s common stock from treasury.

"I am pleased that this group of investors recognize the potential value of our business and made the strategic decision to acquire our shares in a private transaction at a 75% premium to Monday’s closing price, $1.14. This purchase by strategic investors underscores the potential of our stock and future value,” Mike Matacunas, President and CEO of SPAR Group.

This investment in the future of SPAR does not replace the termination fee due from Highwire Capital. SPAR issued a demand letter to Highwire Capital for payment of the full $1,758,728 due as payment for failing to consummate the merger agreement.

About SPAR Group, Inc.

SPAR Group is a leading merchandising and marketing services company in North America, providing a broad range of services to retailers, manufacturers, and distributors. With more than 50 years of experience, merchandising across the United States and Canada, an average of 30,000+ store visits a week and long-term relationships with leading manufacturers and retail businesses, we provide specialized capabilities across North America. Our unique combination of scale, merchandising and marketing expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (“SGRP”) and its subsidiaries (together with SGRP, “SPAR”, “SPAR Group” or the “Company”), filed in the Annual Report on Form 10-K/A by SGRP with the Securities and Exchange Commission (the “SEC”)  for its fiscal year ended December 31, 2024 (the “Annual Report”), SGRP’s Quarterly Reports on Form 10-Q, the definitive proxy statement filed May 23, 2025 (the “Proxy Statement”), the Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (each an “SEC Report” and collectively, the “SEC Reports”). “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state securities laws, rules and regulations, as amended.

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company’s corporate strategic objectives. The Company’s forward-looking statements also include, in particular and without limitation, those made in “Business”, “Risk Factors”, “Legal Proceedings”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report. You can identify forward-looking statements in such information by the Company’s use of terms such as “may”, “will”, “expect”, “intend”, “believe”, “estimate”, “anticipate”, “continue”, “plan”, “project” or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company’s forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company’s actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “expectations”) and described in the information in the Company’s forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company’s control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company’s expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP’s Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Media Contact: Ronald Margulis RAM Communications 908-272-3930 ron@rampr.com	Investor Relations Contact: Sandy Martin Three Part Advisors 214-616-2207 smartin@threepa.com